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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                        STATE OR OTHER
                                                                         JURISDICTION
               CORPORATION OR PARTNERSHIP                              OF INCORPORATION

              Baytown Medical Center, Inc.
            (d/b/a BayCoast Medical Center)                                   TX

             Lancaster Hospital Corporation
          (d/b/a Lancaster Community Hospital)                                CA

               Metropolitan Hospital, LP
             (d/b/a Capitol Medical Center)                                   VA

         Paracelsus Clay County Hospital, Inc.
          (d/b/a Cumberland River Hospital)                                   CA

   Paracelsus Fentress County General Hospital, Inc.
        (d/b/a Fentress County General Hospital)                              CA

Paracelsus Healthcare Corporation of North Dakota, Inc.
        (d/b/a Dakota Heartland Health System)                                ND

          Paracelsus Healthcare Holdings, Inc.                                DE

      Paracelsus Macon County Medical Center, Inc.
         (d/b/a Flint River Community Hospital)                               CA

        Paracelsus Medical Building Corporation                               CA

           Paracelsus Mesquite Hospital, Inc.
         (d/b/a The Medical Center of Mesquite)                               TX

              Paracelsus of Virginia, Inc.                                    VA

           Paracelsus Real Estate Corporation                                 CA

       Paracelsus Santa Rosa Medical Center, Inc.
           (d/b/a Santa Rosa Medical Center)                                  CA

                  PHC Funding Corp. II                                        CA

                 PHC-B of Midland, Inc.
            (d/b/a Westwood Medical Center)                                   TX

                 PHC/CHC Holdings, Inc.                                       DE
                   (d/b/a Paracelsus)
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